Exhibit 99.1

Brownie’s Marine Group Announces 37.7% Increase in Revenues for Fiscal Year End 2022

Pompano Beach, FL March 30, 2023 (Globe Newswire) - Brownie’s Marine Group, Inc. (OTCQB: BWMG), a leading developer, manufacturer and distributor of tankless dive equipment, redundant high pressure air rescue tanks and high-pressure air and industrial compressors in the marine industry, today announced results for the fiscal year ended December 31, 2022.

Chris Constable, CEO of Brownie’s Marine Group, Inc. stated, “While we are happy to grow in excess of 37% for 2022, we were challenged with the BLU3 recall as well as talk of a recession, each affecting our ability to meet or exceed our growth of over 50% for 2021. With Compounded Annual Growth over the last three years of 42.3%, we are proud of our sales path. We believe that the Company has made it through the tough part of the recall and is beginning to see revenue climb back as well as recall related expenses have begun to taper off. The BLU3 team did an excellent job in assessing the issue, solving the issue, and putting a plan in place to ensure that anyone who returns their unit for repair will receive an improved system that will provide enjoyment for years to come. The larger economic issues will work themselves out, we have to do our best to ensure we continue to innovate and provide quality product that will continue to drive consumer demand.” He continued “ we have some exciting new products on the horizon, and one of our business units, Submersible Systems, Inc. has introduced an improved HEED3 model to the marketplace, which has been very well received in both the corporate and government customer segments. We are excited for what 2023 will bring.”

Fiscal Year 2022 Highlights

■	Total revenue increased 37.7% to $8.58 million for FY-2022 vs. $6.23 million in FY-2021;
■	Submersible Systems contributed their first full year of revenue of $1,592 thousand for FY-2022.
■	LW Americas revenue increased 81.5% to $1,118 thousand for FY-2022 vs. $616.0 thousand in FY-2021;
■	BLU3, Inc. revenue increased 36.2% to $3.1 million for FY-2022 vs. $2.2 million in FY-2021;
■	Live Blue, Inc. contributed $212.9 thousand to revenue for seven months of activity within the Company;

Select Financial Metrics: Quarter ended, and Twelve Months ended December 31st, 2022, Comparisons.

(In thousands)	Q4-22	Q4-21	Change	FYE22	FYE21	Change
Total Net Revenues	$1,392.38	$2,005.00	-30.55%	$8,577.40	$6,227.40	37.74%
Legacy SSA Products – Brownies Third Lung	$309.68	$477.30	-35.12%	$2,601.60	$2,897.20	-10.20%
High Pressure Gas Systems – LW America’s	$220.25	$138.90	58.57%	$1,118.10	$616.00	81.51%
Ultra-Portable Tankless Dive Systems – Blu3	$393.17	$1,037.10	-62.09%	$3,052.20	$2,241.40	36.17%
Redundant Air Tank Systems – Submersible Systems	$399.61	$351.70	13.62%	$1,592.60	$472.80	236.84%
Guided Tour/Retail - Live Blue	$69.67	-	NM	$212.90	-	NM
Operating Income (loss)	$(824.72)	$(623.36)	32.30%	$(1,850.40)	$(1,852.70)	-0.12%
Net Income (loss)	$(835.95)	$(517.03)	61.68%	$(1,892.90)	$(1,588.50)	19.16%
Adjusted Net Income (loss)	$(593.04)	$(145.38)	307.92%	$(448.11)	$(306.58)	46.16%
NM = not measurable/meaningful

Operational Highlights

■	January 2022 – BWMG incorporates its fifth subsidiary, Live Blue, Inc., to enter dive retail and tourist guided tour business model utilizing the BLU3 products.
■	May 2022 – BWMG completed the asset acquisition of Gold Coast Scuba, LLC in Lauderdale-By-The-Sea, Florida into its subsidiary, Live Blue, Inc. to be the incubator for its Live Blue expansion concept.
■	August 2022 – BWMG subsidiary Submersible Systems, Inc. introduces its updated HEED 3 rescue air system to the marketplace. This product is geared toward Miliary and corporate users and has been well received in those markets.

Robert M. Carmichael, President and Chairman of the Board added, “We continue to pursue our goals to be a key player in the growth of the marketplace for recreational water exploration and conservation. Our entry into retail and dive tourism in Lauderdale-by-the-Sea, Florida is the first step in building a comprehensive, repeatable model to expand access to diving and in turn conservation across the globe. We will do this by offering an executable business plan for dive professionals and entrepreneurs to promote the Live Blue Lifestyle. Our products are key to bringing more people to the water in a comfortable, fun way allowing users to choose their level of progression and become explorers at their own pace.”

Non-GAAP Financial Measures

This press release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). We report adjusted net income (loss) to measure our overall results because we believe it better reflects our net results by excluding the impact of non-cash equity-based compensation. We believe the presentation of adjusted net income (loss) enhances our investors’ overall understanding of the financial performance of our business.

We believe that investors should have access to the same set of tools that we use in analyzing our results. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.

The following is an unaudited reconciliation of adjusted net income (loss) to net income (loss) for the periods presented:

About Brownie’s Marine Group

Brownie’s Marine Group, Inc., owns and operates a portfolio of companies with a concentration in the industrial, and recreational diving industry. The Company, together with its subsidiaries, designs, tests, manufactures, and distributes recreational hookah diving, yacht-based scuba air compressors and nitrox generation systems, and scuba and water safety products in the United States and internationally. The Company has five subsidiaries focused on various sub-sectors of our industry, including Brownie’s Third Lung, Inc. in Surface Supplied Air, BLU3, Inc. in Ultra-Portable Tankless Dive Systems, LW Americas in High Pressure Gas Systems and Submersible Systems, Inc. in Redundant Air Tank Systems, and Live Blue, Inc. The Company’s wholly owned subsidiaries do business under their respective trade names on both a wholesale and retail basis from our headquarters and manufacturing facility in Pompano Beach, Florida, a manufacturing facility in Huntington Beach, California and a retail facility in Lauderdale-by-the-sea, Florida.

For more information, visit: www.BrowniesMarineGroup.com.

Safe Harbor Statement

This press release may contain forward looking statements which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2023, and our other periodic and quarterly filings with the SEC.

Source: Brownie’s Marine Group, Inc.

Contact Information: (954) 462-5570

investors@browniesmarinegroup.com